Exhibit 99.1

Gentlemen:

It has become apparent that New Frontier Energy Inc. is no longer progressing in a direction that is beneficial to its shareholders. Therefore, I am resigning my position as a Director of the company effective immediately. Please be advised that this email shall serve as notice of the aforementioned resignation.

Regards,

/s/ Paul Laird
Paul Laird